EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares of Pagaya Technologies Ltd., and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the date identified below.

GIC PRIVATE LIMITED

By:	/s/ Diane Liang
Name: Diane Liang
Title: Senior Vice President
Date: February 14, 2023

By:	/s/ Toh Tze Meng
Name: Toh Tze Meng
Title: Senior Vice President
Date: February 14, 2023

GIC ASSET MANAGEMENT PTE. LTD.

By:	/s/ Chan Hoe Yin
Name: Chan Hoe Yin
Title: Director
Date: February 13, 2023

RADIANCE STAR PTE. LTD.

By:	/s/ Daniel Loo
Name: Daniel Loo
Title: Director
Date: February 14, 2023